Exhibit (a)(1)(iv)

Form of Notice of Withdrawal of Tender

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS

YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL

NOTICE OF WITHDRAWAL OF TENDER

Regarding Shares of

ADAMS STREET PRIVATE EQUITY NAVIGATOR FUND LLC

Tendered Pursuant to the Offer to Purchase

Dated August 14, 2026

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT,

AND THIS NOTICE OF WITHDRAWAL MUST BE

RECEIVED BY STATE STREET BANK AND TRUST COMPANY BY,

THE END OF THE DAY ON SEPTEMBER 11, 2026,

AT 12:00 MIDNIGHT, EASTERN TIME,

UNLESS THE OFFER IS EXTENDED.

Complete this Notice of Withdrawal and return to:

Adams Street Private Equity Navigator Fund LLC

c/o State Street Corporation

Attention: Transfer Agency

1776 Heritage Drive

Mail Code: JAB3

North Quincy, MA 02171

Phone: 844-705-0580

Email: AdamsStreet_RegAlts_INQ@StateStreet.com

Tender Withdrawal Letter Page 1 of 2

ADAMS STREET PRIVATE EQUITY NAVIGATOR FUND LLC

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its shares of limited liability company interests in Adams Street Private Equity Navigator Fund LLC (the “Fund”) for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated        .

The tender related to:

☐	Class D Shares ☐ Class I Shares ☐ Class M Shares ☐ Class S Shares

Such tender was in the amount of:

☐	All of the undersigned’s shares of limited liability company interests.

☐	A portion of the undersigned’s shares of limited liability company interests expressed as a specific dollar value or number of shares

$_______________________or_______________________ (number of shares)

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the shares in the Fund previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S):

FOR INDIVIDUAL SHAREHOLDERS AND JOINT TENANTS:	FOR OTHER SHAREHOLDERS:

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Shareholder

Print Name of Shareholder	Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory

Date: ______________

Tender Withdrawal Letter Page 2 of 2